Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2012 RESULTS

•    Reported EPS (including discontinued operations) of $0.41

•    Reported EPS from continuing operations of $0.44

➢   Excluding impact of restructuring costs and other items, EPS from continuing operations of $0.45 (non-GAAP)

•    Net sales declined approximately 3 percent to $1.48 billion

➢   Sales declined approximately 1 percent on organic basis

•    Repurchased 2.4 million shares

•    Maintaining 2012 EPS and free cash flow guidance

PASADENA, Calif., April 25, 2012 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited first quarter 2012 results. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations.

“As expected, first-quarter sales declined modestly on an organic basis, reflecting the slowdown in volume we began to experience in the second quarter of last year,” said Dean Scarborough, Avery Dennison chairman, president and CEO.

“Despite the lower sales and impact of raw material inflation, we increased operating profit through productivity initiatives and pricing. We are delivering on our commitment to return more cash to our shareholders, through share repurchases and the increased dividend.

“For the full year, we expect to increase earnings per share and free cash flow in line with our previous guidance, and to continue returning more cash to shareholders while maintaining our strong balance sheet,” Scarborough said.

For more details on the company’s results, see the summary table accompanying this news release, as well as the company’s supplemental presentation materials, “First Quarter 2012 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

First Quarter 2012 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, acquisitions and divestitures.

Pressure-sensitive Materials (PSM)

¡	Label and Packaging Materials sales were comparable to prior year as volume declines were offset by higher prices. Sales in Graphics and Reflective Solutions grew compared to prior year due to higher volume and pricing.

¡	Operating margin improved 50 basis points to 8.8 percent due to productivity initiatives and pricing actions taken last year to offset higher raw material costs. Excluding costs associated with restructuring, operating margin improved by 40 basis points.

Retail Branding and Information Solutions (RBIS)

¡	Consistent with recent trends, sales declined approximately 4 percent, reflecting lower unit demand from retailers and brands in the U.S. and Europe.

¡	Operating margin declined 130 basis points to 2.0 percent as the impact of lower volume, as well as the effects of a prior year legal settlement and higher restructuring costs, were partially offset by the net benefit of productivity initiatives. Excluding costs associated with restructuring and other items, operating margin declined by 60 basis points.

Other specialty converting businesses

¡	Sales increased modestly due to pricing, partially offset by lower volume.

¡	Despite lower volume and higher costs associated with restructuring actions, operating margin improved 130 basis points to approximately break-even due to the benefit of pricing and productivity actions. Excluding costs associated with restructuring, operating margin improved by 280 basis points.

Other

The company repurchased 2.4 million shares during the first quarter at an aggregate cost of $72 million.

Results of Discontinued Operations

Due to the company’s pending divestiture of its Office and Consumer Products business (“OCP”), earnings from OCP and certain costs associated with the transaction are reported as income or loss from discontinued operations (net of tax) in the consolidated income statement.

Earnings per share from discontinued operations declined from $0.07 to a loss of ($0.03). Excluding restructuring and transaction costs and other items, adjusted earnings per share from discontinued operations was unchanged.

The company continues to expect the sale of OCP to be completed in the second half of 2012.

Taxes

The first quarter effective tax rate was 29 percent. The adjusted tax rate for the first quarter increased from 24 to 34 percent, in line with expectations.

Cost Reduction Actions

In the first quarter, the company continued to reduce fixed costs through restructuring actions. The company estimates approximately $6 million in annualized savings from actions taken during the quarter, with approximately three-quarters of the benefit expected to be realized in 2012. The company incurred approximately $7 million in charges associated with these actions during the first quarter. The company continues to identify and assess further opportunities to increase productivity through restructuring.

Outlook

In the company’s supplemental presentation materials, “First Quarter 2012 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2012 financial results. Based on the factors listed and other assumptions, the company is maintaining its previous guidance of 2012 earnings per share from continuing operations of $1.65 to $2.00 and free cash flow from continuing operations of $275 million to $325 million. Excluding an estimated $0.15 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $1.80 to $2.15.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. The company is a global leader in pressure-sensitive labeling technology and materials and retail branding and information solutions. A FORTUNE 500 company with sales of $6 billion from continuing operations in 2011, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the company’s products; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (3) competitors’ actions, including pricing, expansion in key markets, and product offerings.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2011 Form 10-K, filed on February 27, 2012 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

First Quarter Financial Summary — Preliminary

(in millions, except per share amounts)

	1Q	1Q	% Change vs. P/Y
	2012	2011	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$990.2	$1,009.4	-2%	0%
Retail Branding and Information Solutions	357.3	375.2	-5%	-4%
Other specialty converting businesses	135.8	141.9	-4%	1%

Total net sales	$1,483.3	$1,526.5	-3%	-1%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	1Q 2012	1Q 2011	% Change Fav(Unf)	% of Sales		1Q 2012	1Q 2011	% Change Fav(Unf)	% of Sales
				2012	2011				2012	2011
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$87.4	$83.5		8.8%	8.3%	$89.6	$86.9		9.0%	8.6%
Retail Branding and Information Solutions	7.2	12.2		2.0%	3.3%	9.7	12.5		2.7%	3.3%
Other specialty converting businesses	(0.1)	(2.0)		-0.1%	-1.4%	2.5	(1.4)		1.8%	-1.0%
Corporate expense	(11.1)	(13.4)				(10.7)	(13.4)

Total operating income before interest and taxes / operating margin	$83.4	$80.3	4%	5.6%	5.3%	$91.1	$84.6	8%	6.1%	5.5%
Interest expense	18.3	17.7				18.3	17.7
Income from operations before taxes	$65.1	$62.6	4%	4.4%	4.1%	$72.8	$66.9	9%	4.9%	4.4%
Provision for income taxes	$18.8	$25.7				$24.7	$16.3
Net income from continuing operations	$46.3	$36.9	25%	3.1%	2.4%	$48.1	$50.6	-5%	3.2%	3.3%
(Loss) income from discontinued operations, net of tax	($2.4)	$7.9	-130%	-0.2%	0.5%	$3.5	$3.6	-3%	0.2%	0.2%
Net income	$43.9	$44.8	-2%	3.0%	2.9%	$51.6	$54.2	-5%	3.5%	3.6%
Net income (loss) per common share, assuming dilution:
Continuing operations	$0.44	$0.35	26%			$0.45	$0.47	-4%
Discontinued operations	($0.03)	$0.07	-143%			$0.03	$0.03	0%
Total Company(c)	$0.41	$0.42	-2%			$0.49	$0.51	-4%

						2012	2011
Estimated Free Cash Flow from Continuing Operations(d)						($30.2)	n/a
Reported Free Cash Flow (includes discontinued operations)(d)						($21.4)	($150.0)

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)	Excludes restructuring costs and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP financial measures).

(c)	Totals may not sum due to rounding.

(d)	Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 31, 2012	Apr. 2, 2011

Net sales	$1,483.3	$1,526.5
Cost of products sold	1,095.7	1,127.0

Gross profit	387.6	399.5
Marketing, general & administrative expense	296.5	314.9
Interest expense	18.3	17.7
Other expense, net (1)	7.7	4.3

Income from continuing operations before taxes	65.1	62.6
Provision for income taxes	18.8	25.7

Income from continuing operations	46.3	36.9
(Loss) income from discontinued operations, net of tax	(2.4)	7.9

Net income	$43.9	$44.8

Per share amounts:
Net income (loss) per common share, assuming dilution
Continuing operations	$0.44	$0.35
Discontinued operations	(0.03)	0.07

Net income per common share, assuming dilution	$0.41	$0.42

Average common shares outstanding, assuming dilution	106.2	107.0

(1)

“Other expense, net” for the first quarter of 2012 includes severance and related costs of $5.8, asset impairment charges, net of lease cancellation reversals of $1.5, and certain transaction costs of $.4.

“Other expense, net” for the first quarter of 2011 includes severance and related costs of $2.8, asset impairment and lease cancellation charges of $3.1, partially offset by legal settlement of $(1.6).

-more-

Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.

The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain discrete events;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

-more-

A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 31, 2012	Apr. 2, 2011

Reconciliation of Operating Margins:
Net sales	$1,483.3	$1,526.5

Income from continuing operations before taxes	$65.1	$62.6

Income from continuing operations before taxes as a percentage of sales	4.4%	4.1%

Adjustment:
Interest expense	$18.3	$17.7

Operating income from continuing operations before interest expense and taxes	$83.4	$80.3

Operating Margins	5.6%	5.3%

Income from continuing operations before taxes	$65.1	$62.6
Adjustments:
Restructuring costs:
Severance and related costs	5.8	2.8
Asset impairment and lease cancellation charges (reversals)	1.5	3.1
Other items (1)	0.4	(1.6)
Interest expense	18.3	17.7

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$91.1	$84.6

Adjusted Operating Margins (non-GAAP)	6.1%	5.5%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:
As reported net income from continuing operations	$46.3	$36.9
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	1.8	13.7

Adjusted Non-GAAP Net Income from Continuing Operations	$48.1	$50.6

Reconciliation of GAAP to Non-GAAP Net Income from Discontinued Operations:
As reported net (loss) income from discontinued operations	$(2.4)	$7.9
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	5.9	(4.3)

Adjusted Non-GAAP Net Income from Discontinued Operations	$3.5	$3.6

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$43.9	$44.8
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	7.7	9.4

Adjusted Non-GAAP Net Income	$51.6	$54.2

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 31, 2012	Apr. 2, 2011

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.44	$0.35
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.01	0.12

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.45	$0.47

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Discontinued Operations:

As reported net (loss) income per common share from discontinued operations, assuming dilution	$(0.03)	$0.07
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.06	(0.04)

Adjusted Non-GAAP Net Income per Common Share from Discontinued Operations, assuming dilution	$0.03	$0.03

Reconciliation of GAAP to Non-GAAP Net Income per Common Share:

As reported net income per common share, assuming dilution	$0.41	$0.42
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.08	0.09

Adjusted Non-GAAP Net Income per Common Share, assuming dilution (3)	$0.49	$0.51

Average common shares outstanding, assuming dilution	106.2	107.0

(1)	Includes certain transaction costs, and legal settlement.

(2)

Reflects tax-effected restructuring costs and other items. The negative tax rate for discontinued operations in the first quarter of 2011 reflects required intra-period allocations that offset in the full year 2011.

(3)	Totals may not sum due to rounding.

	(UNAUDITED)
	Three Months Ended
	Mar. 31, 2012	Apr. 2, 2011

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by (used in) operating activities	$11.9	$(117.5)
Purchase of property, plant and equipment, net	(24.0)	(28.0)
Purchase of software and other deferred charges	(12.0)	(3.7)
Proceeds from sale (purchase) of investments, net	2.7	(0.8)

Free Cash Flow	$(21.4)	$(150.0)

-more-

AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	First Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012		2011

Pressure-sensitive Materials	$990.2	$1,009.4	$87.4	$83.5	8.8%		8.3%
Retail Branding and Information Solutions	357.3	375.2	7.2	12.2	2.0%		3.3%
Other specialty converting businesses	135.8	141.9	(0.1)	(2.0)	(0.1%	)	(1.4%	)
Corporate Expense	N/A	N/A	(11.1)	(13.4)	N/A		N/A

TOTAL FROM CONTINUING OPERATIONS	$1,483.3	$1,526.5	$83.4	$80.3	5.6%		5.3%

(1)	Operating income for the first quarter of 2012 includes severance and related costs of $5.8, asset impairment charges, net of lease cancellation reversals of $1.5, and certain transaction costs of $.4. Of the total $7.7, the Pressure-sensitive Materials segment recorded $2.2, the Retail Branding and Information Solutions segment recorded $2.5, the other specialty converting businesses recorded $2.6, and Corporate recorded $.4.

(2)	Operating income for the first quarter of 2011 includes severance and related costs of $2.8, asset impairment and lease cancellation charges of $3.1, partially offset by legal settlement of $(1.6). Of the total $4.3, the Pressure-sensitive Materials segment recorded $3.4, the Retail Branding and Information Solutions segment recorded $.3, and the other specialty converting businesses recorded $.6.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2012	2011	2012	2011

Pressure-sensitive Materials
Operating income and margins, as reported	$87.4	$83.5	8.8%	8.3%
Adjustments:
Restructuring costs:
Severance and related costs	1.2	1.9	0.1%	0.2%
Asset impairment charges, net of lease cancellation reversals	1.0	1.5	0.1%	0.1%

Adjusted operating income and margins (non-GAAP)	$89.6	$86.9	9.0%	8.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$7.2	$12.2	2.0%	3.3%
Adjustments:
Restructuring costs:
Severance and related costs	2.4	0.6	0.7%	0.1%
Asset impairment and lease cancellation charges	0.1	1.3	—	0.3%
Legal settlement	—	(1.6)	—	(0.4%)

Adjusted operating income and margins (non-GAAP)	$9.7	$12.5	2.7%	3.3%

Other specialty converting businesses
Operating loss and margins, as reported	$(0.1)	$(2.0)	(0.1%)	(1.4%)
Adjustments:
Restructuring costs:
Severance and related costs	2.2	0.3	1.6%	0.2%
Asset impairment charges	0.4	0.3	0.3%	0.2%

Adjusted operating income (loss) and margins (non-GAAP)	$2.5	$(1.4)	1.8%	(1.0%)

-more-

AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Mar. 31, 2012	Apr. 2, 2011
Current assets:
Cash and cash equivalents	$190.7	$120.4
Trade accounts receivable, net	961.9	1,072.3
Inventories, net	518.8	630.6
Assets held for sale	443.6	—
Other current assets	220.7	336.9
Total current assets	2,335.7	2,160.2

Property, plant and equipment, net	1,059.6	1,254.6
Goodwill	768.5	957.5
Other intangibles resulting from business acquisitions, net	154.4	223.3
Non-current deferred income taxes	317.7	266.1
Other assets	435.0	453.0
	$5,070.9	$5,314.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$613.2	$567.6
Accounts payable	764.5	816.6
Liabilities held for sale	141.6	—
Other current liabilities	503.1	563.4
Total current liabilities	2,022.4	1,947.6

Long-term debt	703.7	955.4
Other long-term liabilities	680.6	674.5
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	777.7	760.9
Retained earnings	1,823.8	1,746.0
Accumulated other comprehensive loss	(217.9)	(73.3)
Employee stock benefit trust	—	(48.8)
Treasury stock at cost	(843.5)	(771.7)
Total shareholders’ equity	1,664.2	1,737.2
	$5,070.9	$5,314.7

-more-

AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Three Months Ended
	Mar. 31, 2012	Apr. 2, 2011
Operating Activities:

Net income	$43.9	$44.8

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	40.5	42.4
Amortization	18.9	17.9
Provision for doubtful accounts	6.1	4.8
Asset impairment and net loss on sale and disposal of assets	5.1	7.9
Stock-based compensation	11.8	11.7
Other non-cash expense and loss	11.0	13.9
Other non-cash income and gain	—	(1.9)
Changes in assets and liabilities and other adjustments	(125.4)	(259.0)
Net cash provided by (used in) operating activities	11.9	(117.5)

Investing Activities:

Purchase of property, plant and equipment, net	(24.0)	(28.0)
Purchase of software and other deferred charges	(12.0)	(3.7)
Proceeds from sale (purchase) of investments, net	2.7	(0.8)
Net cash used in investing activities	(33.3)	(32.5)

Financing Activities:

Net increase in borrowings (maturities of 90 days or less)	134.1	185.9
Payments of debt (maturities longer than 90 days)	(0.6)	(0.7)
Dividends paid	(28.4)	(26.7)
Purchase of treasury stock	(72.2)	(13.5)
Proceeds from exercise of stock options, net	3.9	1.9
Other	(3.4)	(5.4)
Net cash provided by financing activities	33.4	141.5
Effect of foreign currency translation on cash balances	0.7	1.4
Increase (decrease) in cash and cash equivalents	12.7	(7.1)
Cash and cash equivalents, beginning of year	178.0	127.5
Cash and cash equivalents, end of period	$190.7	$120.4

####